EXHIBIT 24.1


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kurt R. Weise and Kevin P. Clark, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of United Financial Corp.), to sign a registration statement on Form S-8 of United Financial Corp. to be filed under the Securities Act of 1933 for the registration of the sale or issuance from time to time of up to 120,000 shares of common stock of United Financial Corp. issuable under the 2000 Long-Term Incentive and Stock Option Plan and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Name                   Title                                Date
         ----                   -----                                ----

/s/ Kurt R. Weise          President, Chief Executive Officer  December 27, 2000
-------------------------  and Director (principal executive
Kurt R. Weise              officer and principal financial
                           and accounting officer)


/s/ John M. Morrison       Chairman of the Board               December 27, 2000
-------------------------
John M. Morrison


/s/ Larry D. Albert        Director                            December 27, 2000
-------------------------
Larry D. Albert


/s/ J. William Bloemendaal Director                            December 27, 2000
-------------------------
J. William Bloemendaal


/s/ Kevin P. Clark         Senior Vice President, Secretary    December 27, 2000
-------------------------  and Director
Kevin P. Clark


/s/ Elliot L. Dybdal       Director                            December 27, 2000
-------------------------
Elliot L. Dybdal


/s/ Steve L. Feurt         Chief Credit Officer and Director   December 27, 2000
-------------------------
Steve L. Feurt


/s/ Janice M. Graser       Director                            December 27, 2000
-------------------------
Janice M. Graser


/s/ Jerome H. Hentges      Director                            December 27, 2000
-------------------------
Jerome H. Hentges


/s/ William L. Madison     Director                            December 27, 2000
-------------------------
William L. Madison